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                                                                    EXHIBIT 10.4


INSO CORPORATION

1996 NON-EMPLOYEE DIRECTOR PLAN


         1.       Purpose

                  The purpose of this 1996 Non-Employee Director Plan (the "Plan") of INSO Corporation, a Delaware corporation (the "Company"), is to encourage ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company.

         2.       Administration

                  The Board of Directors shall supervise and administer the Plan. Grants of stock options and awards under the Plan and the amount and nature of the options and awards to be granted shall be automatic in accordance with Section 5. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Board of Directors and such determination shall be final and binding upon all persons having an interest in the Plan.

         3.       Participation in the Plan

                  Directors of the Company who are not employees of the Company or any subsidiary of the Company shall be eligible to participate in the Plan.

         4.       Stock Subject to the Plan

                  (a) The maximum number of shares which may be issued under the Plan shall be 250,000 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock").

                  (b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Plan.

                  (c) All options granted under the Plan shall be nonstatutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended to date and as it may be amended from time to time (the "Code").


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         5.       Terms, Conditions and Form of Options

                  (a) Option Grants. Options will be granted in accordance with the following:

                           (i) Initial Grants.  An option for 20,000 shares
of Common Stock shall automatically be granted to each non-employee director of the Company elected to the Board of Directors after the adoption of the Plan, such option to be granted upon his or her initial election to the Board of Directors. Each such option shall vest 25% upon grant and 25% upon each of the first three anniversaries of the grant.

                           (ii) Annual Grants.  An option for 5,000 shares
shall automatically be granted on the date of each annual meeting of stockholders of the Company to each non-employee director of the Company, provided that he or she was elected to serve as a director of the Company at least three months prior to the date of such meeting. Each such option shall vest 25% upon grant and 25% upon each of the first three anniversaries of the grant.

                  (b) Option Exercise Price. The option exercise price per share for each option granted under the Plan shall be equal to the Fair Market Value per share of Common Stock on the date of grant. "Fair Market Value" shall be (i) the last reported sales price per share of the Company's Common Stock on the Nasdaq National Market (or, if the Common Stock is traded on a national securities exchange, the reported closing sales price per share of the Common Stock on such exchange) or if no such price is reported, such price as reported on the nearest preceding day or (ii) if the Common Stock is not traded on the Nasdaq National Market or a national securities exchange, the fair market value per share as determined by the Board of Directors.

                  (c) Options Non-Transferable. Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by him or her. No option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

                  (d) Termination. Upon termination of an optionee's service as a director of the Company, each option held by him or her may be exercised during the three month period following such termination of service, as to the vested portion of such option as of the date of termination, provided that (i) no option may be exercised more than ten (10) years after the date of grant, and (ii) in the event an optionee ceases to serve as a director due to his death or disability (within the meaning of Section 22(e)(3) of the Code or any successor provision), each option may be exercised, within the period of 180 days following the date the optionee ceases to serve as a director, by the optionee or by the person to whom the option is transferred by will, by the laws of descent and distribution, or by written notice, as to the total number of shares subject to such option, whether or not then vested.


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                  (e) Exercise Procedure. Options may be exercised only by
written notice to the Company at its principal office accompanied by (i) payment in cash of the full consideration for the shares as to which they are exercised or (ii) an irrevocable undertaking, in form and substance satisfactory to the Company, by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions, in form and substance satisfactory to the Company, to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price.

                  (f) Exercise by Representative Following Death of Director. An optionee, by written notice to the Company, may designate one or more persons (and from time to time change such designation), including his or her legal representative, who, by reason of the director's death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.

                  (g) Form of Agreement. Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions of this Plan.


         6.       Unrestricted Stock

                  (a) Annual Award. On January 27 of each year (or if such day is not a business day, then on the next succeeding business day), the Company shall grant and issue to each non-employee director of the Company an award of 1,000 shares of Common Stock of the Company.

                  (b) Election to Receive Unrestricted Stock in Lieu of Directors' Fees. Each non-employee director may elect, pursuant to an irrevocable written election delivered to the Company no later than the date on which the directors' fees would otherwise be paid, to receive all or a portion of such fees in shares of Common Stock (valued at Fair Market Value on the date on which such directors' fees would otherwise be paid or on the effective date of the election, if later). Such stock shall be paid to the non-employee director at the same time the directors' fees would otherwise have been paid, or at a later time, as specified by the non-employee director in the election. Such election shall be effective no earlier than six months and one day following the date of such election. Any revocation of such election shall be effective six months and one day following the date of the revocation.

         7.       Assignments

                  The rights and benefits of participants under the Plan may not be assigned, whether voluntarily or by operation of law, except as provided in
Section 5(f).


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         8.       Effective Date

                  The Plan shall become effective immediately upon its adoption by the Board of Directors, but all grants of options shall be conditional upon the approval of the Plan by the stockholders of the Company within 12 months after adoption of the Plan by the Board of Directors.

         9.       Limitation of Rights

                  (a) No Right to Continue as a Director. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain the optionee as a director for any period of time.

                  (b) No Stockholders' Rights for Options. An optionee shall have no rights as a stockholder with respect to the shares covered by his or her options until the date of the issuance to him or her of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 10) for which the record date is prior to the date such certificate is issued.

         10. Changes in Common Stock. If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment will be made in (i) the maximum number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to then outstanding options under the Plan and (iii) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. No fractional shares will be issued under the Plan on account of any such adjustments.

         11.      Change in Control.

                  (a) Upon the occurrence of a Change in Control, all options outstanding under the Plan immediately prior to the effective date of such Change in Control shall become automatically exercisable in full.

                  (b) A "Change in Control" shall be deemed to have occurred only upon the occurrence of any of the following events:

         (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (other than the


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Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company or an Exempt Person) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 33 1/3% or more of the combined voting power of the Company's then outstanding securities (other than as a result of the acquisition of such securities directly from the Company);

         (ii) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Board"), and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (i), (iii) or (iv) of this Subsection) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; or

         (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (as hereinabove defined), other than a person holding more than 50% of the combined voting power of the Company's then outstanding securities immediately prior to such recapitalization, acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

         (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

              (c) "Exempt Person" means Houghton Mifflin Company ("HMC"), provided that HMC shall cease to be an Exempt Person if and when, following a Change in Control (as defined above but substituting "Houghton Mifflin Company" for the "Company" as used therein) of HMC, HMC, directly or indirectly, acquires beneficial ownership of any additional shares of the Company's capital stock.


         12.      Amendment of the Plan


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                  The Board of Directors may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the stockholders of the Company no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section
10), or materially increase the benefits accruing to participants under the Plan. The provisions of Sections 5(a) and 5(b) and Section 6 of the Plan may not be amended more than once in any six-month period.

         13.      Notice

                  Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.


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         14.      Governing Law

                  The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.



Adopted by the Board of Directors
on March 7, 1996.

Approved by the stockholders
on May 2, 1996.





AMENDMENT NO. 1
                                        TO
                          1996 NON-EMPLOYEE DIRECTOR PLAN
                                        OF
                                 INSO CORPORATION


         The 1996 Non-Employee Director Plan (the "Plan") of Inso Corporation is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Plan):

1. Section 4(a) of the Plan shall be deleted in its entirety and replaced with the following:

         (a) The maximum number of shares which may be issued under the Plan shall be 415,000 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock").

         Except as aforesaid, the Plan shall remain in full force and effect.


                                                 Adopted by the
                                                 Board of Directors



                                                 March 9, 1998